Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Option One Mortgage Loan Trust 2007-6

Asset Backed Certificates, Series 2007-6

$532,414,000 Certificates (approximate)

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

May 15, 2007

Option One Mortgage Loan Trust 2007-6, Asset Backed Certificates, Series 2007-6 $532,414,000 (approximate)
DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Banc of America Securities LLC	Citigroup Global Markets Inc.
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

 Option One Mortgage Loan Trust 2007-6, Asset Backed Certificates, Series 2007-6
Certificates
Class	Expected Approximate Size(A)	Interest Type	Principal Type	Expected WAL (yrs) Call/ Mat(C)	Expected Principal Window (mos) Call/Mat(C)	Expected Last Distribution Date Call/Mat(C)	Expected Credit Enhancement	Expected Ratings
								S&P	Moody’s
I-A-1(B)	435,470,000	Flt	PT	Not Offered Hereby				AAA	Aaa
II-A-1	127,815,000	Flt	Sen Seq	0.90 / 0.90	1 to 18/1 to 18	Nov-08 / Nov-08	23.50%	AAA	Aaa
II-A-2	128,760,000	Flt	Sen Seq	2.00 / 2.00	18 to 31/18 to 31	Dec-09 / Dec-09	23.50%	AAA	Aaa
II-A-3	36,824,000	Flt	Sen Seq	3.00 / 3.00	31 to 55/31 to 55	Dec-11 / Dec-11	23.50%	AAA	Aaa
II-A-4	46,451,000	Flt	Sen Seq	5.96 / 7.18	55 to 79/55 to 181	Dec-13 / Jun-22	23.50%	AAA	Aaa
M-1	52,702,000	Flt	Mezz	4.79 / 5.29	45 to 79/45 to 160	Dec-13 / Sep-20	18.30%	AA+	Aa1
M-2	38,006,000	Flt	Mezz	4.64 / 5.11	42 to 79/42 to 148	Dec-13 / Sep-19	14.55%	AA	Aa2
M-3	19,763,000	Flt	Mezz	4.58 / 5.04	41 to 79/41 to 140	Dec-13 / Jan-19	12.60%	AA-	Aa3
M-4	17,736,000	Flt	Mezz	4.55 / 4.99	40 to 79/40 to 134	Dec-13 / Jul-18	10.85%	A+	A1
M-5	16,723,000	Flt	Mezz	4.53 / 4.95	39 to 79/39 to 129	Dec-13 / Feb-18	9.20%	A	A2
M-6	10,135,000	Flt	Mezz	4.50 / 4.90	39 to 79/39 to 123	Dec-13 / Aug-17	8.20%	A-	A3
M-7	13,175,000	Flt	Mezz	4.50 / 4.87	39 to 79/39 to 119	Dec-13 / Apr-17	6.90%	BBB+	Baa1
M-8	10,135,000	Flt	Mezz	4.48 / 4.81	38 to 79/38 to 113	Dec-13 / Oct-16	5.90%	BBB	Baa2
M-9	14,189,000	Flt	Mezz	4.48 / 4.76	38 to 79/38 to 107	Dec-13 / Apr-16	4.50%	BBB-	Baa3
M-10	15,202,000	Flt	Mezz	Not Offered Hereby				BB+	Ba1

(A)	The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.
(B)	The Class I-A-1 Certificates will be offered pursuant to the prospectus supplement, but will be excluded from this term sheet.
(C)	Calculated based on the Pricing Speed.

Structure:
(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	The margins on the Class A Certificates will double and the margins on the Mezzanine Certificates will be equal to 1.5x their original margins after the Optional Termination Date.
(3)	Each class of Certificates will be subject to a Net WAC Rate as described herein.
(4)	The Mezzanine Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Adjustable-rate Mortgage Loans

100% ARM PPC

100% ARM PPC assumes that prepayments start at 2.00% in month 1, increase by approximately 2.545% each month to 30.00% CPR in month 12, remain constant at 30.00% CPR through month 23, increase to 60.00% CPR in month 24, remain constant at 60.00% CPR until month 27, decrease to 35.00% CPR in month 28 and remain constant at 35.00% CPR thereafter

Fixed-rate Mortgage Loans	115% FRM PPC 100% FRM PPC assumes that prepayments start at 4.00% CPR in month 1, increase by approximately 1.455% CPR each month to 20.00% CPR in month 12, and remain at 20.00% CPR thereafter.

Summary of Important Dates
Deal Information				Collateral Information
Expected Pricing		May-[18]-2007		Cut-off Date		May-01-2007
Expected Settlement		May-[30]-2007		Next Payment Date		June-01-2007
First Distribution		June-25-2007
Expected Stepdown		June-25-2010

Certificate Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	Modeled Last Scheduled Distribution Date (A)	Rated Maturity Date
II-A-1	May-30-2007	0	Act/360	0	11/25/2031	July-2037
II-A-2	May-30-2007	0	Act/360	0	5/25/2037	July-2037
II-A-3	May-30-2007	0	Act/360	0	5/25/2037	July-2037
II-A-4	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-1	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-2	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-3	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-4	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-5	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-6	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-7	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-8	May-30-2007	0	Act/360	0	5/25/2037	July-2037
M-9	May-30-2007	0	Act/360	0	5/25/2037	July-2037
(A)  The Modeled Last Scheduled Distribution Date is calculated assuming no prepayments and run to maturity.

Contacts
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		patrick.beranek@bankofamerica.com
Ileana Chu		ileana.i.chu@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Aaron Books		aaron.s.books@bankofamerica.com
Jordan Chirico		jordan.chirico@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Kirk Meyers	(704) 388-3148	kirk.b.meyers@bankofamerica.com
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Scott Shultz	(704) 387-6040	scott.m.shultz@bankofamerica.com
Nkereuwem Umoefik	(704) 388-3681	nkereuwem.umoefik@bankofamerica.com
Michael Hennessy	(704) 683-4654	michael.hennessy@bankofamerica.com
Michael Nichols	(704) 683-5167	michael.p.nichols@bankofamerica.com
Daniel Eller	(704) 683-4211	daniel.eller@bankofamerica.com

Rating Agencies
Brian Burchfield - Moody’s	(212) 553-4630	brian.burchfield@moodys.com
Todd Niemy - S&P	(212) 438-2494	todd_niemy@standardandpoors.com

SUMMARY OF TERMS
Title of Securities:	Option One Mortgage Loan Trust 2007-6 (the “Trust”), Asset Backed Certificates, Series 2007-6.
Offered Certificates:
The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (together and with the Class I-A-1 Certificates, the “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (together with the Class M-10 Certificates, the “Mezzanine Certificates”).

Non-Offered Certificates:	The Class I-A-1 Certificates, Class M-10 Certificates, Class C Certificates, Class P Certificates and Residual Certificates (together with the Offered Certificates, the “Certificates”).
Group I Certificates:	The Class I-A-1 Certificates.
Group II Certificates:	The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.
Offering Type:	The Class A and Mezzanine Certificates (other than the Class M-10 Certificates) will be offered publicly pursuant to a Prospectus.
Originator, Sponsor and Servicer:	Option One Mortgage Corporation.
Trustee and Custodian:	Wells Fargo Bank, N.A.
Depositor:	Option One Mortgage Acceptance Corporation.
Co-Lead Managers:	Banc of America Securities LLC and Citigroup Global Markets Inc.
Co-Managers:	RBS Greenwich Capital and H&R Block Financial Advisors Inc.
Swap Provider:	[TBD]
Swap Administrator:	Wells Fargo Bank, N.A.
Closing Date:	On or about May [30], 2007.
Tax Status:	The Trust will be classified as one or more REMICs for federal income tax purposes.
ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.
SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in June 2007.
Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settle flat).
Day Count:	Actual/360.
Payment Delay:	0 days.

SUMMARY OF TERMS (Continued)
Stepped Servicing Fees:
Approximately 0.30% per annum on the aggregate principal balance of the Mortgage Loans for months 1 through 10 from the month of the Closing Date, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for months 11 through 30 from the month of the Closing Date and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months 31 and thereafter from the month of the Closing Date.

Trustee Fees:	Approximately 0.0030% per annum on the aggregate principal balance of the Mortgage Loans.
Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of each Mortgage Loan or (ii) the close of business May 1, 2007.
Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans will be approximately $1,013,491,500, of which: (i) approximately $569,242,366 will consist of a pool of conforming balance adjustable-rate and fixed-rate mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $444,249,134 will consist of a pool of conforming and non-conforming balance adjustable-rate and fixed-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). See the attached collateral descriptions for additional information on the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the ability to exercise the termination.

Monthly Servicer Advances:
The Servicer will be obligated to advance funds in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due, but not paid, during the related period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

CREDIT ENHANCEMENT
Credit Enhancement:
Credit enhancement for the structure is provided by Excess Cashflow, overcollateralization and subordination. In addition, the certificates will also have the benefit of a Swap Agreement.

Certificate Credit Enhancement

(1)  The Class A Certificates are enhanced by Excess Cashflow, approximately 20.50% subordination of the Mezzanine Certificates, and the Overcollateralization Amount.

(2)  The Class M-1 Certificates are enhanced by Excess Cashflow, approximately 15.30% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(3)  The Class M-2 Certificates are enhanced by Excess Cashflow, approximately 11.55% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(4)  The Class M-3 Certificates are enhanced by Excess Cashflow, approximately 9.60% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(5)  The Class M-4 Certificates are enhanced by Excess Cashflow, approximately 7.85% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(6)  The Class M-5 Certificates are enhanced by Excess Cashflow, approximately 6.20% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(7)  The Class M-6 Certificates are enhanced by Excess Cashflow, approximately 5.20% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(8)  The Class M-7 Certificates are enhanced by Excess Cashflow, approximately 3.90% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(9)  The Class M-8 Certificates are enhanced by Excess Cashflow, approximately 2.90% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(10)  The Class M-9 Certificates are enhanced by Excess Cashflow, approximately 1.50% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(11)  The Class M-10 Certificates are enhanced by Excess Cashflow and the Overcollateralization Amount.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Target Amount:
Prior to the Stepdown Date, 3.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, if a Trigger Event is not in effect, the greater of (x) 6.00% of the aggregate current principal balance of the Mortgage Loans and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount from the previous period.

Expected Credit Support Percentage:	Class	Initial Credit Support	After Stepdown Support
	A	23.50%	47.00%
	M-1	18.30%	36.60%
	M-2	14.55%	29.10%
	M-3	12.60%	25.20%
	M-4	10.85%	21.70%
	M-5	9.20%	18.40%
	M-6	8.20%	16.40%
	M-7	6.90%	13.80%
	M-8	5.90%	11.80%
	M-9	4.50%	9.00%
	M-10	3.00%	6.00%
Overcollateralization Amount:

The Overcollateralization Amount is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates (other than the Class C Certificates). On the Closing Date, the Overcollateralization Amount is expected to equal the Overcollateralization Target Amount. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to restore the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Release Amount:
The Overcollateralization Release Amount means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Deficiency Amount:
The Overcollateralization Deficiency Amount is the excess, if any, of (a) the Overcollateralization Target Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Realized Losses allocated to any class of Certificates on such Distribution Date.

Available Funds:
Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Trustee or the Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Swap Account other than any Swap Termination Payment due to a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicer by the determination date, after deduction of the Trustee Fee for such Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Servicing Fees and Trustee Fees in respect of any prior Distribution Dates, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, net liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Servicer in connection with Advances and prepayment interest shortfalls for such Distribution Date.

Excess Cashflow:
For the Certificates and each Distribution Date is equal to the sum of (x) any Overcollateralization Release Amount and (y) the excess, if any, of the Available Funds over the sum of (i) the current and unpaid interest paid on the Class A Certificates and the current interest paid on the Mezzanine Certificates and (ii) the Principal Remittance Amount.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in June 2010 and (b) the first Distribution Date on which the Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 47.00%. The Credit Enhancement Percentage is obtained by dividing (x) the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans.

CREDIT ENHANCEMENT (Continued)
Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date (i) if the 60+ day delinquency percentage (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than [34.00%] of the Credit Enhancement Percentage for the prior distribution date or (ii) if the Cumulative Realized Loss Percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage
	June 2010 - May 2011	[1.65%] for June 2010, plus 1/12 of [2.00%] thereafter
	June 2011 - May 2012	[3.65%] for June 2011, plus 1/12 of [2.15%] thereafter
	June 2012 - May 2013	[5.80%] for June 2012, plus 1/12 of [1.70%] thereafter
	June 2013 - May 2014	[7.50%] for June 2013, plus 1/12 of [0.95%] thereafter
	June 2014 and thereafter	[8.45%]

PASS-THROUGH RATES
Pass-Through Rate:
The Pass-Through Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate is the lesser of:
(i) the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class, and
(ii) the Maximum Cap Rate for such Distribution Date.
On each Distribution Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times their initial margins, and the certificate margins for the Mezzanine Certificates will be 1.5 times their respective initial margin.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the mortgage rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.
Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum mortgage rate (or the mortgage rate in the case of any fixed rate mortgage loan) less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:
The Net WAC Rate for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the (x) weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day) minus (y) the sum of (i) an amount, expressed as a percentage, equal to the Net Swap Payment payable by the Trust divided by the aggregate principal balance of the Mortgage Loans multiplied by 12 and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment (other than any Swap Termination Payment due to a Swap Provider Trigger Event), if any, payable by the Trust divided by the aggregate principal balance of the Mortgage Loans multiplied by 12.

Maximum Cap Rate:
The Maximum Cap Rate for each class of Certificates and any Distribution Date is calculated in the same manner as the Net WAC Rate but based on the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans rather than the Adjusted Net Mortgage Rates, plus an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment received by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Accrual Period).

PASS-THROUGH RATES (Continued)
Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Certificates is the sum of (1) the excess, if any, of the amount of interest that would have accrued on such class had the Net WAC Rate not applied over the amount of interest actually accrued on such class based on the Net WAC Rate, (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, and (3) accrued interest at the related Formula Rate on the amount described in clause (2) for the most recently ended Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available for that purpose.

PASS-THROUGH RATES (Continued)
Swap Agreement:
On the Closing Date, the Trustee, will enter into a swap agreement (the “Swap Agreement”) with an initial notional amount of approximately $982,175,627. Under the Swap Agreement, on or before each Distribution Date beginning with the Distribution Date in July 2007 and ending with the Distribution Date in December 2013, the Trust will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to [5.00]% per annum (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

The “Swap Notional Amount” for each Distribution Date will be an amount equal to the lesser of (x) the product of (i) the aggregate certificate principal balance of the outstanding Class A and Mezzanine Certificates immediately prior to such Distribution Date and (ii) 1/250 and (y) the scheduled swap notional amount for such Distribution Date as set forth in the “Swap Notional Schedule” herein.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Swap Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

INTEREST DISTRIBUTIONS
I.  On each Distribution Date, the Group I Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  to the holders of the Class I-A-1 Certificates, current interest for such Distribution Date;
(ii)  to the holders of the Class I-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and
(iii)  concurrently, to the holders of the Group II Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to II(i) and (ii) below.
II.  On each Distribution Date, the Group II Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  concurrently, to the holders of the Group II Certificates, pro rata, based on their respective entitlements, current interest for such Distribution Date;
(ii)  concurrently, to the holders of the Group II Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and
(iii)   to the holders of the Class I-A-1 Certificates, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for such Distribution Date to the extent not distributed pursuant to I(i) and (ii) above.

III.  On each Distribution Date, following the distributions made pursuant to clauses I and II above, the Trustee shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining undistributed for such Distribution Date:
(i)  to the holders of the Class M-1 Certificates, current interest for such class for such Distribution Date;
(ii)  to the holders of the Class M-2 Certificates, current interest for such class for such Distribution Date;
(iii)  to the holders of the Class M-3 Certificates, current interest for such class for such Distribution Date;
(iv)  to the holders of the Class M-4 Certificates, current interest for such class for such Distribution Date;
(v)  to the holders of the Class M-5 Certificates, current interest for such class for such Distribution Date;
(vi)  to the holders of the Class M-6 Certificates, current interest for such class for such Distribution Date;
(vii)  to the holders of the Class M-7 Certificates, current interest for such class for such Distribution Date;
(viii)  to the holders of the Class M-8 Certificates, current interest for such class for such Distribution Date;
(ix)  to the holders of the Class M-9 Certificates, current interest for such class for such Distribution Date;
(x)  to the holders of the Class M-10 Certificates, current interest for such class for such Distribution Date; and
(xi)  any remainder as described under “Excess Cashflow Distribution”.

PRINCIPAL DISTRIBUTIONS
I.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)  to the holders of the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and
(ii)  to the holders of the Group II Certificates (allocated as described below), until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to II(i) below;
II.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)  to the holders of the Group II Certificates (allocated as described below), until the certificate principal balances thereof have been reduced to zero; and
(ii)  to the holders of the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero, after the distributions pursuant to I(i) above;
III.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed after I and II above for such Distribution Date shall be made in the following amounts and order of priority:
(i)  to the Class M-1 Certificates until the certificate principal balance is reduced to zero;
(ii)  to the Class M-2 Certificates until the certificate principal balance is reduced to zero;
(iii)  to the Class M-3 Certificates until the certificate principal balance is reduced to zero;
(iv)  to the Class M-4 Certificates until the certificate principal balance is reduced to zero;
(v)  to the Class M-5 Certificates until the certificate principal balance is reduced to zero;
(vi)  to the Class M-6 Certificates until the certificate principal balance is reduced to zero;
(vii)  to the Class M-7 Certificates until the certificate principal balance is reduced to zero;
(viii)  to the Class M-8 Certificates until the certificate principal balance is reduced to zero;
(ix)  to the Class M-9 Certificates until the certificate principal balance is reduced to zero; and
(x)  to the Class M-10 Certificates until the certificate principal balance is reduced to zero.

PRINCIPAL DISTRIBUTIONS (Continued)
IV.  On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount will be distributed in the following order of priority:
(i)  to the holders of the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and
(ii)  to the holders of the Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount remaining undistributed, until the certificate principal balances thereof have been reduced to zero.
V.  On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed in the following order of priority:
(i)  to the holders of the Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount, until the certificate principal balances thereof have been reduced to zero; and
(ii)  to the holders of the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount remaining undistributed, until the certificate principal balance thereof has been reduced to zero.
VI.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed after IV and V above for such Distribution Date shall be made in the following amounts and order of priority:
(i)  to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(ii)  to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(iii)  to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(iv)  to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(v)  to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(vi)  to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(vii)  to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(viii)  to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(ix)  to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and
(x)  to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Mezzanine Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed concurrently to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, until each such class has been reduced to zero.

EXCESS CASHFLOW DISTRIBUTION
On each Distribution Date, any Excess Cashflow shall be paid as follows:
(i)   to restore or maintain the Overcollateralization Amount to the Overcollateralization Target Amount payable in the same manner and priorities as described under Principal Distributions above;
(ii)  to the Class M-1 Certificates, any Unpaid Interest Shortfall Amount;
(iii)  to the Class M-1 Certificates, any Allocated Realized Loss Amounts;
(iv)  to the Class M-2 Certificates, any Unpaid Interest Shortfall Amount;
(v)  to the Class M-2 Certificates, any Allocated Realized Loss Amounts;
(vi)  to the Class M-3 Certificates, any Unpaid Interest Shortfall Amount;
(vii)  to the Class M-3 Certificates, any Allocated Realized Loss Amounts;
(viii)  to the Class M-4 Certificates, any Unpaid Interest Shortfall Amount;
(ix)  to the Class M-4 Certificates, any Allocated Realized Loss Amounts;
(x)  to the Class M-5 Certificates, any Unpaid Interest Shortfall Amount;
(xi)  to the Class M-5 Certificates, any Allocated Realized Loss Amounts;
(xii)  to the Class M-6 Certificates, any Unpaid Interest Shortfall Amount;
(xiii)  to the Class M-6 Certificates, any Allocated Realized Loss Amounts;
(xiv)  to the Class M-7 Certificates, any Unpaid Interest Shortfall Amount;
(xv)  to the Class M-7 Certificates, any Allocated Realized Loss Amounts;
(xvi)  to the Class M-8 Certificates, any Unpaid Interest Shortfall Amount;
(xvii)  to the Class M-8 Certificates, any Allocated Realized Loss Amounts;
(xviii)  to the Class M-9 Certificates, any Unpaid Interest Shortfall Amount;
(xix)  to the Class M-9 Certificates, any Allocated Realized Loss Amounts;
(xx)  to the Class M-10 Certificates, any Unpaid Interest Shortfall Amount;
(xxi)  to the Class M-10 Certificates, any Allocated Realized Loss Amounts;
(xxii)  an amount equal to any Net WAC Rate Carryover Amounts first, to each class of Class A Certificates, any related Net WAC Carryover Amount, pro rata based on the Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates to the extent of the Net WAC Carryover Amount for each such class;
(xxiii)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;
(xxiv)  to the Class C Certificates as provided in the pooling and servicing agreement; and
(xxv)  any remaining amounts to the Residual Certificates which are not offered hereby.

SWAP PAYMENT DISTRIBUTION
(A)      On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date; and

(ii) to the Swap Provider, any Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement.

(B)  On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i) to each class of the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii) to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from a prior Distribution Date;

(iii) to the Class A Certificates and to the Mezzanine Certificates, any principal in accordance with the principal payment provisions in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv) to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v) an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates, first concurrently, to each class of Class A Certificates, pro rata based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

DEFINITIONS
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Certificates on such Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount) and the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 63.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount) and the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 70.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount) and the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), and the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), and the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount) and the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount) and the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount) and the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount) and the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-10 Principal Distribution Amount:
The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount), the Class M-9 Certificates (after taking into account the Class M-9 Principal Distribution Amount) and the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Extra Principal Distribution Amount:
The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Group I Basic Principal Distribution Amount:
The Group I Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group I Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group I Principal Percentage.

Group I Principal Percentage:
The Group I Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group I Principal Remittance Amount:
The Group I Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

Group I Senior Principal Distribution Amount:
Group I Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class I-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 53.00% and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group I Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Group II Basic Principal Distribution Amount:
The Group II Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group II Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group II Principal Percentage.

Group II Principal Percentage:
The Group II Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group II Principal Remittance Amount:
The Group II Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

Group II Senior Principal Distribution Amount:
Group II Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate certificate principal balance of the Group II Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 53.00% and (2) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group II Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Interest Remittance Amount:	The Interest Remittance Amount is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.
Principal Remittance Amount:	The Principal Remittance Amount is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.
Principal Distribution Amount:	The Principal Distribution Amount is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.
Senior Principal Distribution Amount:	The Senior Principal Distribution Amount is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.
Realized Loss:
Realized Loss means, with respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan. All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Excess Cashflow, second to the Net Swap Payment to the Trust, if any, and after B(i) and B(ii) in the Swap Payment Distribution, third, in reduction of the Overcollateralization Amount, fourth, to the Class M-10 Certificates, fifth to the Class M-9 Certificates, sixth to the Class M-8 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-6 Certificates, ninth to the Class M-5 Certificates, tenth to the Class M-4 Certificates, eleventh to the Class M-3 Certificates, twelfth to the Class M-2 Certificates and thirteenth to the Class M-1 Certificates. An allocation of any Realized Losses to a Mezzanine Certificate on any Distribution Date will be made by reducing the certificate principal balance thereof, after taking into account all distributions made thereon on such Distribution Date. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such Certificates are then entitled.

SCRIPTION OF
DESCRIPTION OF COLLATERAL
TOTAL POOL MORTGAGE LOANS

Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$1,013,491,499.59	$13,278.97	$1,300,000.00
Number of Loans	3,952
Average Original Loan Balance	$256,536.61	$13,320.00	$1,300,000.00
Average Current Loan Balance	$256,450.28
(1) Weighted Average Combined Original LTV	80.07%	12.93%	100.00%
(1) Weighted Average Gross Coupon	8.452%	5.600%	14.700%
(1) (2) Weighted Average Gross Margin	6.095%	2.500%	9.100%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	27	13	60
(1) Weighted Average Remaining Term to Maturity (months)	359	81	360
(1) (3) Weighted Average Credit Score	614	500	796

(1) Weighted Average reflected in Total.
(2) Adjustable Rate Mortgage Loans Only (3) 99.83% of the Mortgage Loans have Credit Scores.

	Percent of Cut-off Date
	Range	Principal Balance
Product Type	Adjustable	75.77%
	Fixed	24.23%

Interest Only Loans		4.37%
Balloon Loans		51.19%

Lien	First	99.48%
	Second	0.52%

Property Type	Single Family	73.19%
	PUD	11.36%
	2-4 Family	10.36%
	Low Rise Condo	4.11%
	High Rise Condo	0.69%
	Condotel	0.22%
	Condo Conversion	0.06%

Occupancy Status	Owner Occupied	88.56%
	Non-Owner Occupied	9.30%
	Second Home	2.14%

Geographic Distribution	California	25.92%
	New York	11.97%
	Florida	11.35%
	New Jersey	5.61%
	Texas	4.05%

Number of States	48
Largest Zip Code Concentration	11221	0.38%
Loans with Prepayment Penalties		74.03%

Range of Mortgage Coupons (%)
Current Mortgage Rate	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Loans by Principal Balance	N.Z. W.A. DTI	W.A. Gross Coupon	W.A. Credit Score	W.A. Combined Original LTV	W.A. Original Term to Maturity	W.A. Remaining Term to Maturity	W.A. Loan Age
5.501% to 6.000%	32	$13,245,720.89	1.31%	44.57%	5.829%	660	78.15%	360	360	0
6.001% to 6.500%	117	39,505,477.79	3.90	45.34	6.384	643	74.65	357	357	0
6.501% to 7.000%	256	90,210,252.61	8.90	43.09	6.835	638	78.67	359	359	0
7.001% to 7.500%	328	106,276,359.95	10.49	44.07	7.317	623	78.06	360	360	0
7.501% to 8.000%	533	176,246,310.03	17.39	42.64	7.814	619	79.67	360	359	0
8.001% to 8.500%	425	124,296,303.85	12.26	42.05	8.292	610	79.73	360	359	0
8.501% to 9.000%	599	167,362,214.92	16.51	42.22	8.785	607	80.24	360	359	0
9.001% to 9.500%	412	96,342,859.02	9.51	41.73	9.271	605	81.33	360	360	0
9.501% to 10.000%	483	94,207,298.72	9.30	41.92	9.784	597	82.18	359	358	1
10.001% to 10.500%	243	44,107,783.79	4.35	40.75	10.262	605	83.23	359	359	0
10.501% to 11.000%	178	29,356,539.61	2.90	40.92	10.762	593	82.18	359	359	1
11.001% to 11.500%	102	12,092,758.41	1.19	40.58	11.260	593	85.17	359	358	1
11.501% to 12.000%	114	11,328,311.43	1.12	37.59	11.764	616	82.57	359	358	1
12.001% to 12.500%	83	7,466,531.25	0.74	42.15	12.261	616	82.96	358	358	1
12.501% to 13.000%	10	440,910.09	0.04	45.48	12.652	574	96.35	360	354	6
13.001% to 13.500%	9	447,426.08	0.04	40.56	13.295	625	100.00	360	356	4
13.501% to 14.000%	9	173,876.57	0.02	44.44	13.724	598	99.20	360	353	7
14.001% to 14.500%	16	331,681.83	0.03	39.05	14.197	589	100.00	355	347	8
14.501% to 15.000%	3	52,882.75	0.01	47.04	14.634	590	100.00	360	355	5
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Combined Original Loan-to-Value Ratio (%)
Original Combined LTV	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Loans by Principal Balance	N.Z. W.A. DTI	W.A. Gross Coupon	W.A. Credit Score	W.A. Combined Original LTV	W.A. Original Term to Maturity	W.A. Remaining Term to Maturity	W.A. Loan Age
10.01% to 15.00%	1	$75,000.00	0.01%	42.43%	8.250%	645	12.93%	360	360	0
15.01% to 20.00%	2	129,928.76	0.01	34.05	10.032	589	16.68	360	359	1
20.01% to 25.00%	2	325,000.00	0.03	31.91	8.897	601	23.46	360	360	0
25.01% to 30.00%	9	997,437.66	0.10	42.97	8.853	594	28.61	360	359	1
30.01% to 35.00%	13	2,330,071.65	0.23	44.66	8.565	571	33.52	360	359	1
35.01% to 40.00%	16	2,552,589.39	0.25	39.67	8.186	605	38.37	360	360	0
40.01% to 45.00%	33	8,520,614.99	0.84	35.52	8.596	596	42.49	359	358	0
45.01% to 50.00%	60	13,208,960.82	1.30	39.99	8.260	605	48.05	357	357	0
50.01% to 55.00%	61	14,606,857.62	1.44	38.74	8.032	583	52.94	358	358	1
55.01% to 60.00%	106	26,721,484.53	2.64	41.12	8.260	590	57.94	359	358	1
60.01% to 65.00%	205	51,260,578.89	5.06	41.64	8.170	600	63.62	359	359	1
65.01% to 70.00%	274	67,967,290.82	6.71	41.52	8.212	597	68.85	360	359	1
70.01% to 75.00%	345	94,197,126.44	9.29	42.49	8.202	598	74.04	359	358	1
75.01% to 80.00%	789	215,821,490.46	21.29	42.41	8.326	613	79.40	359	359	0
80.01% to 85.00%	570	156,071,304.55	15.40	43.22	8.395	617	84.55	360	359	0
85.01% to 90.00%	1,226	333,833,402.01	32.94	43.01	8.655	629	89.71	360	360	0
90.01% to 95.00%	61	11,684,299.45	1.15	44.02	9.282	603	94.35	357	355	2
95.01% to 100.00%	179	13,188,061.55	1.30	39.53	10.352	634	99.88	360	356	4
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Cut-off Date Principal Balance ($)

Cut-Off Balance	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Loans by Principal Balance	N.Z. W.A. DTI	W.A. Gross Coupon	W.A. Credit Score	W.A. Combined Original LTV	W.A. Original Term to Maturity	W.A. Remaining Term to Maturity	W.A. Loan Age
$0.01 to $25,000.00	92	$1,669,989.66	0.16%	39.22%	11.576%	601	98.92%	357	347	10
$25,000.01 to $50,000.00	35	1,296,017.39	0.13	40.20	11.302	642	88.83	349	337	12
$50,000.01 to $75,000.00	146	9,347,592.70	0.92	37.29	11.081	630	80.02	352	352	0
$75,000.01 to $100,000.00	215	19,280,725.25	1.90	36.09	10.246	622	79.41	359	358	1
$100,000.01 to $125,000.00	369	41,643,675.22	4.11	38.51	9.621	603	79.08	359	358	1
$125,000.01 to $150,000.00	383	52,737,791.38	5.20	39.76	9.230	601	77.96	358	357	0
$150,000.01 to $175,000.00	353	57,253,880.08	5.65	39.77	9.010	604	79.84	359	359	0
$175,000.01 to $200,000.00	287	53,929,369.08	5.32	41.40	8.751	601	77.02	359	359	0
$200,000.01 to $225,000.00	290	61,733,977.12	6.09	40.30	8.588	606	78.39	360	360	0
$225,000.01 to $250,000.00	226	54,031,612.95	5.33	41.63	8.476	609	79.44	359	359	0
$250,000.01 to $275,000.00	206	54,094,925.51	5.34	42.80	8.400	612	79.29	360	360	0
$275,000.01 to $300,000.00	174	50,132,761.83	4.95	42.35	8.193	615	78.84	359	359	0
$300,000.01 to $325,000.00	147	46,114,613.01	4.55	43.49	8.266	622	82.19	360	360	0
$325,000.01 to $350,000.00	114	38,566,240.51	3.81	43.44	8.076	620	81.40	360	360	0
$350,000.01 to $375,000.00	115	41,728,179.36	4.12	45.39	8.268	611	80.71	358	358	1
$375,000.01 to $400,000.00	105	40,784,019.04	4.02	44.50	8.127	619	80.78	360	360	0
$400,000.01 to $425,000.00	93	38,411,447.39	3.79	45.48	7.900	617	82.69	360	360	0
$425,000.01 to $450,000.00	76	33,386,846.39	3.29	43.18	7.945	615	79.78	360	360	0
$450,000.01 to $475,000.00	68	31,413,234.57	3.10	44.31	7.938	628	82.46	360	360	0
$475,000.01 to $500,000.00	71	34,644,630.57	3.42	44.71	7.833	630	81.85	360	360	0
$500,000.01 to $525,000.00	55	28,293,302.07	2.79	44.11	7.936	616	81.27	360	360	0
$525,000.01 to $550,000.00	40	21,454,368.84	2.12	44.25	7.761	637	83.33	360	360	0
$550,000.01 to $575,000.00	43	24,188,169.60	2.39	44.50	8.077	620	84.93	360	360	0
$575,000.01 to $600,000.00	48	28,268,314.11	2.79	42.18	8.157	621	84.23	360	360	0
$600,000.01 to $625,000.00	34	20,809,614.20	2.05	43.34	8.067	613	80.93	360	360	0
$625,000.01 to $650,000.00	31	19,811,446.83	1.95	43.03	8.342	626	82.25	360	360	0
$650,000.01 to $675,000.00	24	15,968,135.56	1.58	43.91	8.344	620	83.55	360	360	0
$675,000.01 to $700,000.00	20	13,815,064.52	1.36	46.09	8.165	619	80.37	360	360	0
$700,000.01 to $725,000.00	19	13,548,110.57	1.34	45.72	8.412	617	84.53	360	360	0
$725,000.01 to $750,000.00	12	8,895,794.12	0.88	38.89	8.361	625	79.01	360	360	0
$750,000.01 to $775,000.00	5	3,839,571.17	0.38	42.64	8.431	596	79.98	360	359	1
$775,000.01 to $800,000.00	15	11,934,225.74	1.18	44.75	8.355	629	78.38	360	360	0
$800,000.01 or greater	41	40,463,853.25	3.99	42.59	8.079	608	70.62	360	359	1
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Original Term to Maturity (Months)

Original Term	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Loans by Principal Balance	N.Z. W.A. DTI	W.A. Gross Coupon	W.A. Credit Score	W.A. Combined Original LTV	W.A. Original Term to Maturity	W.A. Remaining Term to Maturity	W.A. Loan Age
120	1	$68,850.00	0.01%	31.38%	10.850%	621	85.00%	120	120	0
180	15	1,831,830.99	0.18	40.53	8.509	606	69.49	180	178	2
240	11	1,434,880.67	0.14	39.84	8.552	601	81.15	240	236	4
360	3,925	1,010,155,937.93	99.67	42.46	8.451	614	80.09	360	360	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Remaining Term to Maturity (Months)

Remaining Term	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Loans by Principal Balance	N.Z. W.A. DTI	W.A. Gross Coupon	W.A. Credit Score	W.A. Combined Original LTV	W.A. Original Term to Maturity	W.A. Remaining Term to Maturity	W.A. Loan Age
81 to 85	1	$21,990.84	0.00%	33.76%	8.900%	544	56.56%	180	81	99
116 to 120	1	68,850.00	0.01	31.38	10.850	621	85.00	120	120	0
141 to 145	1	45,445.34	0.00	27.19	8.750	618	65.00	240	141	99
176 to 180	14	1,809,840.15	0.18	40.61	8.504	607	69.65	180	180	0
231 to 235	1	14,895.58	0.00	41.32	14.300	585	100.00	240	231	9
236 to 240	9	1,374,539.75	0.14	40.24	8.483	601	81.48	240	239	1
261 to 265	1	43,252.23	0.00	36.40	11.500	507	80.00	360	263	97
336 to 340	7	164,492.12	0.02	33.15	11.342	618	100.00	360	339	21
341 to 345	9	293,840.37	0.03	39.94	11.253	661	99.00	360	343	17
346 to 350	22	843,542.72	0.08	42.34	10.110	584	83.05	360	349	11
351 to 355	105	11,266,531.31	1.11	43.38	9.396	593	84.14	360	354	6
356 to 360	3,781	997,544,279.18	98.43	42.45	8.438	615	80.03	360	360	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Loans by Principal Balance	N.Z. W.A. DTI	W.A. Gross Coupon	W.A. Credit Score	W.A. Combined Original LTV	W.A. Original Term to Maturity	W.A. Remaining Term to Maturity	W.A. Loan Age
751 to 800	37	$11,521,930.63	1.14%	45.47%	7.923%	770	84.13%	360	360	0
701 to 750	143	38,906,505.80	3.84	42.63	7.989	718	82.71	360	360	0
651 to 700	564	151,930,206.31	14.99	41.69	8.034	668	82.68	360	359	0
601 to 650	1,536	416,632,286.46	41.11	42.24	8.342	624	81.86	359	359	0
551 to 600	1,320	310,790,913.10	30.67	42.94	8.658	578	77.89	360	359	0
501 to 550	328	79,362,509.98	7.83	42.81	9.254	532	72.65	359	358	1
451 to 500	11	2,485,976.59	0.25	41.05	9.573	500	74.93	360	358	2
Not Available	13	1,861,170.72	0.18	40.00	9.813	0	72.82	360	359	1
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	236	$60,603,888.13	5.98%	43.03%	8.808%	584	76.99%	360	359	1
AA	466	129,860,087.06	12.81	43.91	8.703	593	80.57	360	359	1
AAA	78	11,064,027.30	1.09	40.23	8.799	707	80.51	360	358	2
AA+	2,899	751,054,190.91	74.11	42.11	8.281	622	80.87	359	359	0
B	142	33,906,395.49	3.35	43.63	9.417	579	74.78	360	359	1
C	101	20,863,079.28	2.06	42.14	9.593	582	71.17	359	359	0
CC	30	6,139,831.42	0.61	41.98	10.627	575	60.97	360	359	1
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	2,996	$741,801,585.41	73.19%	42.31%	8.437%	611	79.72%	359	359	0
PUD	434	115,095,371.97	11.36	42.69	8.514	610	81.22	360	359	0
2-4 Family	331	105,004,029.77	10.36	43.37	8.497	634	80.22	360	360	0
Low Rise Condo	167	41,697,233.82	4.11	41.99	8.498	627	82.77	360	360	0
High Rise Condo	17	7,031,067.27	0.69	40.50	8.280	609	77.43	360	360	0
Condotel	5	2,229,461.35	0.22	45.45	7.391	716	87.76	360	359	1
Condo Conversion	2	632,750.00	0.06	48.63	9.449	622	82.74	360	360	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	3,363	$897,593,306.88	88.56%	42.70%	8.337%	610	79.92%	359	359	0
Non-Owner Occupied	521	94,257,771.24	9.30	41.06	9.572	650	81.96	359	359	0
Second Home	68	21,640,421.47	2.14	37.81	8.322	639	77.78	360	360	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	2,224	$502,293,529.03	49.56%	43.11%	8.307%	602	80.51%	359	359	0
Stated Income	1,433	430,825,169.24	42.51	42.22	8.605	625	79.31	360	359	0
Business Bank Statements	164	52,959,441.53	5.23	38.81	8.528	606	81.99	359	359	0
No Documentation	95	20,251,790.55	2.00	0.00	8.264	707	79.96	360	359	1
Limited Income	33	6,571,611.92	0.65	36.16	9.142	636	80.74	360	359	1
No Ratio	3	589,957.32	0.06	0.00	10.896	709	86.45	360	357	3
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	2,649	$734,036,008.39	72.43%	42.73%	8.323%	610	78.28%	359	359	0
Purchase	882	176,067,986.54	17.37	40.69	9.078	635	86.66	360	359	1
R/T Refi	421	103,387,504.66	10.20	43.28	8.298	611	81.54	359	359	1
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2/28 ARM Balloon	1,102	$371,088,648.13	36.61%	43.96%	8.175%	611	82.04%	360	360	0
2/28 ARM	1,252	278,111,415.06	27.44	41.33	9.143	607	79.02	360	360	0
30 Year Fixed	842	140,683,653.87	13.88	40.45	8.679	613	78.49	360	359	1
30/50 Balloon	163	52,377,766.36	5.17	44.30	7.518	632	79.07	360	360	0
30/40 Balloon	158	43,900,171.51	4.33	44.37	8.060	609	77.56	360	359	1
5/25 ARM Balloon	114	34,538,869.26	3.41	42.51	7.682	633	81.36	360	360	0
2/28 ARM with 5 yr IO	56	23,666,706.93	2.34	39.83	7.980	648	81.52	360	359	1
5/25 ARM	80	18,036,914.87	1.78	39.92	8.582	632	78.60	360	360	0
3/27 ARM Balloon	52	16,927,729.78	1.67	43.11	7.784	623	78.49	360	360	0
3/27 ARM	47	10,219,408.71	1.01	38.80	8.947	618	77.36	360	360	0
2/28 ARM with 10 yr IO	16	6,762,894.00	0.67	36.76	7.638	652	81.53	360	360	0
5/25 ARM with 10 yr IO	20	5,727,780.00	0.57	37.20	8.175	671	80.38	360	359	1
30 Year Fixed with 5 yr IO	8	2,788,847.00	0.28	43.91	7.939	638	81.04	360	360	0
30 Year Fixed with 10 yr IO	9	2,684,447.91	0.26	47.41	7.927	626	75.28	360	360	0
15 Year Fixed	13	1,615,830.99	0.16	39.76	8.388	602	67.22	180	178	2
20 Year Fixed	11	1,434,880.67	0.14	39.84	8.552	601	81.15	240	236	4
3/27 ARM with 5 yr IO	3	1,142,000.00	0.11	0.00	6.377	732	70.28	360	360	0
5/25 ARM with 5 yr IO	1	1,129,684.54	0.11	49.59	6.700	609	56.50	360	356	4
3/27 ARM with 10 yr IO	2	369,000.00	0.04	35.61	8.103	645	74.37	360	360	0
2/13 ARM	2	216,000.00	0.02	46.30	9.420	637	86.46	180	180	0
10 Year Fixed	1	68,850.00	0.01	31.38	10.850	621	85.00	120	120	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	115	$44,271,360.38	4.37%	40.19%	7.874%	651	79.98%	360	359	1
Not Interest Only	3,837	969,220,139.21	95.63	42.54	8.478	613	80.07	359	359	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	3,802	$1,008,181,726.19	99.48%	42.45%	8.434%	614	79.97%	359	359	0
2	150	5,309,773.40	0.52	40.62	11.756	648	99.54	360	354	6
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
Prepayment Penalty Term	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
(Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	1,093	$263,246,665.30	25.97%	42.37%	8.847%	615	79.88%	359	359	1
12	299	106,169,300.79	10.48	42.39	8.345	622	76.96	360	360	0
24	1,648	436,071,272.85	43.03	42.73	8.412	608	81.35	360	359	0
30	3	597,227.00	0.06	39.17	9.056	590	76.40	360	360	0
36	909	207,407,033.65	20.46	41.97	8.085	624	79.20	359	358	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans by	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	676	$262,668,637.21	25.92%	44.36%	7.818%	618	80.02%	360	359	0
New York	315	121,349,647.69	11.97	42.99	8.157	622	78.21	360	360	0
Florida	514	115,014,680.69	11.35	42.30	8.573	609	78.25	360	359	0
New Jersey	187	56,899,095.69	5.61	42.44	8.850	607	77.16	359	358	1
Texas	283	41,033,167.81	4.05	39.67	9.380	609	82.25	358	358	1
Massachusetts	132	38,077,284.70	3.76	42.32	8.602	614	79.76	360	360	0
Maryland	121	33,432,466.76	3.30	43.14	8.160	608	79.90	360	359	0
Washington	121	32,454,105.93	3.20	41.28	8.275	611	81.53	360	360	0
Connecticut	85	24,975,515.87	2.46	42.44	8.249	612	79.79	360	360	0
Virginia	106	23,846,894.16	2.35	41.34	8.894	610	79.13	359	359	0
Arizona	92	21,441,403.99	2.12	41.53	8.271	610	79.93	359	358	0
Illinois	98	21,170,602.94	2.09	44.36	9.103	613	81.99	360	360	0
Hawaii	44	20,406,669.28	2.01	44.26	7.375	648	79.68	358	358	0
Pennsylvania	114	18,480,705.84	1.82	40.80	9.022	603	79.78	359	359	1
Georgia	87	17,689,341.92	1.75	42.02	9.292	609	82.06	360	359	1
Ohio	145	17,560,900.63	1.73	38.60	9.811	612	87.45	359	358	1
Michigan	128	17,494,940.16	1.73	40.43	9.728	615	83.62	360	360	0
Nevada	67	17,216,304.00	1.70	42.60	8.371	613	79.59	360	359	1
North Carolina	61	11,047,792.74	1.09	38.39	9.094	611	79.87	360	358	1
Utah	40	10,790,457.44	1.06	42.23	8.752	625	87.06	360	360	0
Colorado	47	10,072,121.04	0.99	39.70	8.676	626	86.31	360	359	1
Oregon	39	10,053,128.44	0.99	40.27	8.418	615	80.72	360	360	0
Tennessee	50	7,426,071.94	0.73	40.29	9.533	607	84.72	360	360	0
Indiana	58	6,525,937.72	0.64	37.16	9.956	607	87.36	355	355	1
South Carolina	33	5,523,338.88	0.54	35.97	9.452	618	80.29	360	360	0
Wisconsin	39	5,265,921.77	0.52	41.83	9.639	620	82.62	358	357	0
Minnesota	28	5,083,435.19	0.50	37.90	9.150	617	83.38	355	354	0
New Hampshire	21	5,003,328.40	0.49	41.94	8.759	589	78.60	360	360	0
Louisiana	26	4,833,852.24	0.48	37.94	8.775	626	82.22	360	359	1
Maine	29	4,372,595.16	0.43	40.53	8.928	587	78.24	360	360	0
Alabama	27	3,759,623.55	0.37	38.05	9.187	616	86.93	348	347	1
Missouri	23	2,867,197.41	0.28	42.41	9.509	603	81.81	360	360	0
Idaho	19	2,859,732.78	0.28	39.37	9.184	615	82.30	360	360	0
Oklahoma	19	2,676,349.00	0.26	35.86	9.586	582	84.80	360	358	2
District of Columbia	7	2,294,964.28	0.23	43.63	8.301	632	70.00	360	360	0
Alaska	5	1,339,935.43	0.13	39.18	9.504	582	73.16	360	360	0
Delaware	8	1,303,932.00	0.13	37.90	8.870	597	85.27	360	359	1
Kentucky	8	1,162,722.48	0.11	37.43	9.555	570	81.23	360	360	0
Mississippi	8	1,158,487.91	0.11	44.04	9.766	570	84.84	360	359	1
Kansas	4	1,124,258.00	0.11	50.69	9.893	575	79.41	360	360	0
Iowa	8	1,078,585.20	0.11	31.78	9.539	619	82.68	360	360	0
Rhode Island	5	956,051.87	0.09	43.61	9.914	641	80.17	360	358	2
Wyoming	3	920,650.00	0.09	40.04	8.615	588	78.66	360	360	0
Vermont	6	698,439.60	0.07	40.87	9.015	597	72.42	360	359	1
Arkansas	6	658,048.85	0.06	43.15	10.346	588	84.08	360	360	0
Montana	4	654,800.00	0.06	34.48	9.743	563	75.90	360	360	0
Nebraska	4	485,700.00	0.05	40.75	9.679	582	75.48	360	360	0
South Dakota	1	176,375.00	0.02	45.25	7.850	623	85.00	360	360	0
North Dakota	1	105,300.00	0.01	15.86	10.950	577	90.00	360	360	0
Total:	3,952	$1,013,491,499.59	100.00%	42.45%	8.452%	614	80.07%	359	359	0

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.001% to 2.500%	1	$155,992.00	0.02%	0.00%	7.750%	674	80.00%	360	360	0
2.501% to 3.000%	25	5,650,504.08	0.74	41.08	7.970	709	76.28	360	359	1
3.001% to 3.500%	1	777,840.00	0.10	0.00	7.375	752	80.00	360	359	1
3.501% to 4.000%	5	998,999.05	0.13	46.24	8.283	698	79.23	360	359	1
4.001% to 4.500%	2	460,000.00	0.06	42.50	7.896	642	82.92	360	360	0
4.501% to 5.000%	44	7,155,431.12	0.93	41.14	9.368	616	82.66	360	360	0
5.001% to 5.500%	36	10,862,547.93	1.41	44.89	7.966	643	79.37	360	359	1
5.501% to 6.000%	1,933	546,664,258.02	71.19	42.27	8.381	621	81.89	360	360	0
6.001% to 6.500%	413	122,476,190.58	15.95	43.35	8.728	594	79.48	360	360	0
6.501% to 7.000%	149	37,802,531.20	4.92	43.16	9.151	579	73.53	360	359	1
7.001% to 7.500%	79	18,549,030.65	2.42	41.70	8.905	579	72.41	360	359	1
7.501% to 8.000%	50	14,529,117.49	1.89	44.73	9.010	571	72.99	360	358	2
8.001% to 8.500%	7	1,587,266.84	0.21	47.74	9.159	569	75.36	360	358	2
8.501% to 9.000%	1	143,864.23	0.02	25.52	9.720	581	80.00	360	358	2
9.001% to 9.500%	1	123,478.09	0.02	0.00	9.620	773	95.00	360	359	1
Total:	2,747	$767,937,051.28	100.00%	42.56%	8.499%	613	80.61%	360	360	0

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.500%	2,235	$628,426,625.38	81.83%	42.57%	8.478%	617	81.37%	360	360	0
2.000%	1	449,457.17	0.06	32.77	9.000	605	81.75	360	358	2
3.000%	509	138,768,104.81	18.07	42.55	8.591	596	77.21	360	359	1
5.000%	2	292,863.92	0.04	44.92	11.184	549	48.20	360	359	1
Total:	2,747	$767,937,051.28	100.00%	42.56%	8.499%	613	80.61%	360	360	0

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	508	$138,262,392.86	18.00%	42.60%	8.589%	596	77.28%	360	359	1
1.500%	2,236	628,640,225.84	81.86	42.55	8.478	617	81.37	360	360	0
2.000%	3	1,034,432.58	0.13	44.88	9.403	658	63.83	360	359	1
Total:	2,747	$767,937,051.28	100.00%	42.56%	8.499%	613	80.61%	360	360	0

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
9.001% to 9.500%	1	$250,500.00	0.03%	54.78%	6.400%	633	66.80%	360	360	0
10.001% to 10.500%	2	429,100.00	0.06	52.19	7.321	632	73.70	360	360	0
11.501% to 12.000%	33	13,349,220.89	1.74	44.65	5.853	660	78.24	360	360	0
12.001% to 12.500%	56	18,059,479.90	2.35	45.29	6.421	640	78.58	360	360	0
12.501% to 13.000%	140	51,166,234.59	6.66	43.72	6.830	636	78.77	360	360	0
13.001% to 13.500%	225	77,215,025.17	10.05	44.32	7.320	619	78.59	360	360	0
13.501% to 14.000%	380	135,909,623.47	17.70	42.69	7.798	619	80.55	360	360	0
14.001% to 14.500%	326	100,988,205.16	13.15	41.95	8.277	612	79.99	360	360	0
14.501% to 15.000%	457	136,385,211.29	17.76	42.50	8.761	609	81.35	360	359	0
15.001% to 15.500%	310	76,380,574.35	9.95	42.00	9.255	607	81.54	360	360	0
15.501% to 16.000%	330	77,333,258.63	10.07	41.91	9.717	599	81.91	360	360	0
16.001% to 16.500%	181	35,471,689.24	4.62	41.10	10.224	603	82.77	360	360	0
16.501% to 17.000%	124	23,055,720.90	3.00	41.61	10.687	598	81.39	360	360	0
17.001% to 17.500%	66	8,726,479.87	1.14	40.13	11.237	591	84.45	359	358	0
17.501% to 18.000%	70	7,987,491.58	1.04	37.75	11.720	608	80.22	360	360	0
18.001% to 18.500%	42	4,614,021.47	0.60	43.39	12.216	596	79.98	360	360	0
18.501% to 19.000%	3	303,389.29	0.04	44.39	12.427	569	94.70	360	357	3
19.001% to 19.500%	1	311,825.48	0.04	35.15	12.125	608	65.00	360	358	2
Total:	2,747	$767,937,051.28	100.00%	42.56%	8.499%	613	80.61%	360	360	0

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.001% to 2.500%	1	$155,992.00	0.02%	0.00%	7.750%	674	80.00%	360	360	0
2.501% to 3.000%	25	5,650,504.08	0.74	41.08	7.970	709	76.28	360	359	1
3.001% to 3.500%	1	777,840.00	0.10	0.00	7.375	752	80.00	360	359	1
3.501% to 4.000%	5	998,999.05	0.13	46.24	8.283	698	79.23	360	359	1
4.001% to 4.500%	2	460,000.00	0.06	42.50	7.896	642	82.92	360	360	0
4.501% to 5.000%	44	7,155,431.12	0.93	41.14	9.368	616	82.66	360	360	0
5.001% to 5.500%	35	9,712,635.46	1.26	45.32	8.122	638	80.26	360	360	0
5.501% to 6.000%	1,909	539,159,323.88	70.21	42.29	8.389	621	81.93	360	360	0
6.001% to 6.500%	391	116,292,809.64	15.14	43.43	8.756	594	79.72	360	360	0
6.501% to 7.000%	96	25,902,643.46	3.37	43.81	9.141	583	75.23	360	359	1
7.001% to 7.500%	54	13,240,604.91	1.72	43.09	8.351	585	71.73	360	359	1
7.501% to 8.000%	32	10,438,937.84	1.36	41.36	8.019	588	73.01	360	358	2
8.001% to 8.500%	23	6,598,298.26	0.86	42.05	8.398	581	73.63	360	358	2
8.501% to 9.000%	55	16,723,934.72	2.18	43.26	8.757	584	72.57	360	358	2
9.001% to 9.500%	27	6,029,828.49	0.79	41.71	9.309	553	71.16	360	358	2
9.501% to 10.000%	32	6,087,349.55	0.79	41.57	9.756	577	80.60	360	358	2
10.001% to 10.500%	7	1,112,608.54	0.14	40.76	10.241	573	72.05	360	358	2
10.501% to 11.000%	2	575,668.84	0.07	51.98	10.922	538	55.60	360	358	2
11.001% to 11.500%	3	353,934.37	0.05	49.84	11.281	586	96.13	360	353	7
11.501% to 12.000%	2	197,881.59	0.03	37.43	11.825	530	85.45	360	358	2
12.001% to 12.500%	1	311,825.48	0.04	35.15	12.125	608	65.00	360	358	2
Total:	2,747	$767,937,051.28	100.00%	42.56%	8.499%	613	80.61%	360	360	0

Next Rate Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
Month	of	Aggregate	of Loans by	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
of Next Interest	Mortgage	Principal	Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2008-06	1	$355,355.00	0.05%	52.93%	8.900%	544	75.00%	360	349	11
2008-09	2	315,782.51	0.04	41.07	10.429	565	92.68	360	352	8
2008-11	6	1,898,195.24	0.25	44.22	8.614	592	88.36	360	354	6
2008-12	16	5,665,259.87	0.74	45.08	8.924	584	77.49	360	355	5
2009-01	12	3,156,324.92	0.41	40.98	9.339	600	87.06	360	356	4
2009-02	31	9,939,226.44	1.29	41.13	8.565	581	77.85	360	357	3
2009-03	135	36,878,051.53	4.80	42.67	8.562	576	72.60	360	358	2
2009-04	291	98,732,744.36	12.86	43.33	8.190	608	80.25	360	359	1
2009-05	1,933	522,684,224.25	68.06	42.56	8.619	615	81.48	360	360	0
2009-06	1	220,500.00	0.03	54.67	6.920	666	90.00	360	360	0
2010-01	1	144,041.47	0.02	46.14	12.250	0	80.00	360	356	4
2010-02	1	125,878.45	0.02	25.96	7.620	552	65.63	360	357	3
2010-03	1	509,136.40	0.07	42.35	6.850	619	85.00	360	358	2
2010-04	17	6,151,984.67	0.80	47.93	7.829	632	77.91	360	359	1
2010-05	84	21,727,097.50	2.83	39.82	8.243	625	77.53	360	360	0
2011-09	1	79,768.36	0.01	49.96	11.080	606	100.00	360	352	8
2011-12	2	226,428.53	0.03	30.17	7.865	581	50.34	360	355	5
2012-01	2	1,236,575.73	0.16	49.02	6.951	608	59.40	360	356	4
2012-03	6	1,158,978.23	0.15	49.49	8.778	655	84.14	360	358	2
2012-04	39	10,142,595.82	1.32	41.49	7.857	647	80.46	360	359	1
2012-05	165	46,588,902.00	6.07	41.26	8.014	634	80.39	360	360	0
Total:	2,747	$767,937,051.28	100.00%	42.56%	8.499%	613	80.61%	360	360	0

DESCRIPTION OF COLLATERAL

GROUP 2 MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$444,249,134.03	$14,916.29	$1,300,000.00
Number of Loans	1,232
Average Original Loan Balance	$360,672.07	$15,000.00	$1,300,000.00
Average Current Loan Balance	$360,591.83
(1) Weighted Average Combined Original LTV	81.24%	15.24%	100.00%
(1) Weighted Average Gross Coupon	8.259%	5.600%	14.250%
(1) (2) Weighted Average Gross Margin	6.069%	2.500%	9.100%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	26	16	60
(1) Weighted Average Remaining Term to Maturity (months)	359	81	360
(1) (3) Weighted Average Credit Score	618	500	796

(1) Weighted Average reflected in Total.
(2) Adjustable Rate Mortgage Loans Only (3) 99.88% of the Mortgage Loans have Credit Scores.

	Percent of Cut-off Date
	Range	Principal Balance
Product Type	Adjustable	79.98%
	Fixed	20.02%

Interest Only Loans		7.05%
Balloon Loans		57.90%

Lien	First	99.21%
	Second	0.79%

Property Type	Single Family	75.83%
	PUD	11.52%
	2-4 Family	7.23%
	Low Rise Condo	3.87%
	High Rise Condo	0.94%
	Condotel	0.50%
	Condo Conversion	0.10%

Occupancy Status	Owner Occupied	93.85%
	Non-Owner Occupied	3.64%
	Second Home	2.52%

Geographic Distribution	California	35.28%
	New York	15.10%
	Florida	10.89%
	New Jersey	5.06%
	Texas	4.01%

Number of States	45
Largest Zip Code Concentration	11221	0.63%
Loans with Prepayment Penalties		74.82%

Group 2 Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.501% to 6.000%	15	$7,150,629.88	1.61%	45.68%	5.823%	662	79.16%	360	360	0
6.001% to 6.500%	52	20,826,513.19	4.69	47.15	6.376	651	76.76	359	359	0
6.501% to 7.000%	101	45,111,581.79	10.15	43.50	6.833	646	79.15	360	359	1
7.001% to 7.500%	120	50,507,615.74	11.37	44.22	7.321	623	79.32	360	360	0
7.501% to 8.000%	197	89,825,680.95	20.22	43.14	7.810	618	81.36	360	359	0
8.001% to 8.500%	142	61,013,337.23	13.73	42.06	8.291	610	81.29	360	359	1
8.501% to 9.000%	172	72,765,045.03	16.38	42.51	8.771	612	81.61	360	360	0
9.001% to 9.500%	87	28,950,448.89	6.52	41.57	9.271	604	82.96	360	360	0
9.501% to 10.000%	130	33,755,190.66	7.60	42.41	9.784	599	82.98	359	359	1
10.001% to 10.500%	63	15,183,313.02	3.42	39.94	10.259	608	85.66	360	360	0
10.501% to 11.000%	44	9,366,760.71	2.11	42.38	10.780	591	82.32	360	359	1
11.001% to 11.500%	27	3,536,121.68	0.80	42.61	11.267	588	86.83	360	358	2
11.501% to 12.000%	44	3,824,063.93	0.86	37.84	11.764	626	85.68	360	359	1
12.001% to 12.500%	28	1,894,408.94	0.43	35.83	12.399	665	94.42	360	358	2
12.501% to 13.000%	1	89,689.05	0.02	45.96	12.750	580	100.00	360	355	5
13.001% to 13.500%	5	319,806.27	0.07	40.84	13.311	623	100.00	360	358	2
13.501% to 14.000%	1	22,362.40	0.01	41.15	13.550	600	100.00	360	352	8
14.001% to 14.500%	3	106,564.67	0.02	36.72	14.091	586	100.00	360	354	6
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Combined LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
15.01% to 20.00%	1	$50,000.00	0.01%	27.95%	10.100%	581	15.24%	360	360	0
25.01% to 30.00%	2	141,986.51	0.03	46.05	9.556	616	27.94	360	359	1
30.01% to 35.00%	5	1,110,514.19	0.25	46.58	7.483	579	34.24	360	359	1
35.01% to 40.00%	2	224,000.00	0.05	40.12	7.621	610	37.90	360	360	0
40.01% to 45.00%	10	4,210,414.36	0.95	34.26	8.842	589	42.11	357	357	0
45.01% to 50.00%	9	3,072,778.87	0.69	46.37	7.809	614	48.62	360	360	0
50.01% to 55.00%	12	4,203,847.79	0.95	38.06	8.283	591	52.94	360	360	0
55.01% to 60.00%	19	7,824,643.32	1.76	40.73	7.794	589	58.12	359	358	1
60.01% to 65.00%	56	19,519,664.79	4.39	42.19	7.847	607	63.74	359	358	1
65.01% to 70.00%	66	25,294,222.81	5.69	42.86	8.111	606	69.12	360	359	1
70.01% to 75.00%	105	41,647,279.86	9.37	43.38	8.006	598	74.03	360	359	1
75.01% to 80.00%	247	98,305,040.74	22.13	42.59	8.114	618	79.31	360	360	0
80.01% to 85.00%	170	66,577,612.38	14.99	44.46	8.177	616	84.56	360	360	0
85.01% to 90.00%	431	158,898,780.30	35.77	42.98	8.397	631	89.62	360	360	0
90.01% to 95.00%	21	4,474,424.47	1.01	45.15	9.347	596	94.12	360	357	3
95.01% to 100.00%	76	8,693,923.64	1.96	38.78	10.352	645	99.98	360	357	3
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0.01 to $25,000.00	19	$396,497.62	0.09%	33.04%	11.762%	631	96.00%	350	338	12
$25,000.01 to $50,000.00	18	706,996.39	0.16	37.07	11.421	656	86.94	352	335	17
$50,000.01 to $75,000.00	61	3,749,871.68	0.84	34.46	10.979	640	81.91	357	356	1
$75,000.01 to $100,000.00	74	6,657,357.10	1.50	36.41	10.365	627	84.24	360	359	1
$100,000.01 to $125,000.00	85	9,661,126.28	2.17	37.03	9.386	604	77.99	358	357	1
$125,000.01 to $150,000.00	74	10,117,385.08	2.28	39.20	9.057	607	78.37	358	358	0
$150,000.01 to $175,000.00	65	10,468,773.92	2.36	37.62	8.686	605	82.12	360	360	0
$175,000.01 to $200,000.00	49	9,149,788.37	2.06	40.52	8.262	608	80.20	358	357	0
$200,000.01 to $225,000.00	44	9,267,519.46	2.09	37.57	8.546	612	82.78	360	360	0
$225,000.01 to $250,000.00	46	11,084,751.68	2.50	40.79	8.512	618	84.97	360	360	0
$250,000.01 to $275,000.00	21	5,511,799.08	1.24	42.12	8.419	606	85.21	360	360	0
$275,000.01 to $300,000.00	26	7,401,651.85	1.67	42.18	8.606	616	86.90	360	359	1
$300,000.01 to $325,000.00	22	6,867,664.00	1.55	44.69	8.268	613	83.71	360	360	0
$325,000.01 to $350,000.00	13	4,435,210.87	1.00	44.59	8.436	619	83.90	360	359	1
$350,000.01 to $375,000.00	17	6,212,028.27	1.40	46.80	8.375	627	83.83	360	359	1
$375,000.01 to $400,000.00	21	8,125,359.69	1.83	44.17	8.032	640	82.87	360	359	1
$400,000.01 to $425,000.00	37	15,461,189.55	3.48	45.74	7.768	617	82.43	360	360	0
$425,000.01 to $450,000.00	64	28,097,288.88	6.32	43.22	7.924	614	80.21	360	360	0
$450,000.01 to $475,000.00	59	27,279,253.09	6.14	43.77	7.958	625	82.90	360	360	0
$475,000.01 to $500,000.00	58	28,333,288.25	6.38	44.63	7.874	625	81.92	360	360	0
$500,000.01 to $525,000.00	45	23,144,494.34	5.21	43.70	8.042	614	81.22	360	360	0
$525,000.01 to $550,000.00	36	19,311,118.84	4.35	44.68	7.740	635	83.56	360	360	0
$550,000.01 to $575,000.00	40	22,499,026.34	5.06	43.92	8.125	620	84.60	360	360	0
$575,000.01 to $600,000.00	44	25,907,627.44	5.83	42.16	8.209	619	84.74	360	360	0
$600,000.01 to $625,000.00	32	19,599,614.20	4.41	43.32	8.116	613	80.37	360	360	0
$625,000.01 to $650,000.00	29	18,543,946.83	4.17	44.11	8.302	629	82.23	360	360	0
$650,000.01 to $675,000.00	24	15,968,135.56	3.59	43.91	8.344	620	83.55	360	360	0
$675,000.01 to $700,000.00	19	13,115,064.52	2.95	45.92	8.126	621	80.69	360	360	0
$700,000.01 to $725,000.00	18	12,829,860.57	2.89	46.00	8.404	616	84.50	360	360	0
$725,000.01 to $750,000.00	12	8,895,794.12	2.00	38.89	8.361	625	79.01	360	360	0
$750,000.01 to $775,000.00	5	3,839,571.17	0.86	42.64	8.431	596	79.98	360	359	1
$775,000.01 to $800,000.00	14	11,146,225.74	2.51	44.38	8.405	628	78.26	360	360	0
$800,000.01 or greater	41	40,463,853.25	9.11	42.59	8.079	608	70.62	360	359	1
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
180	3	$184,490.84	0.04%	42.00%	8.641%	598	61.49%	180	168	12
240	3	358,915.34	0.08	41.72	8.052	633	72.83	240	227	13
360	1,226	443,705,727.85	99.88	42.93	8.259	618	81.25	360	360	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
81 to 85	1	$21,990.84	0.00%	33.76%	8.900%	544	56.56%	180	81	99
141 to 145	1	45,445.34	0.01	27.19	8.750	618	65.00	240	141	99
176 to 180	2	162,500.00	0.04	43.12	8.606	605	62.15	180	180	0
236 to 240	2	313,470.00	0.07	43.82	7.951	635	73.96	240	240	0
261 to 265	1	43,252.23	0.01	36.40	11.500	507	80.00	360	263	97
336 to 340	2	65,573.58	0.01	27.03	11.841	631	100.00	360	339	21
341 to 345	5	204,791.26	0.05	34.66	11.538	678	98.56	360	343	17
346 to 350	1	38,863.61	0.01	36.24	9.990	636	100.00	360	348	12
351 to 355	32	5,976,238.70	1.35	43.84	9.439	594	82.83	360	354	6
356 to 360	1,185	437,377,008.47	98.45	42.93	8.240	619	81.22	360	360	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
751 to 800	23	$7,517,900.06	1.69%	44.55%	8.000%	768	84.74%	360	359	1
701 to 750	60	18,907,074.46	4.26	41.80	7.785	719	82.38	360	360	0
651 to 700	187	68,782,480.51	15.48	42.62	7.757	669	83.26	360	359	1
601 to 650	499	194,825,851.77	43.86	42.95	8.211	624	83.12	360	360	0
551 to 600	380	123,520,961.99	27.80	42.96	8.480	578	78.56	360	359	0
501 to 550	77	29,545,056.35	6.65	43.77	9.103	533	73.54	360	359	1
451 to 500	1	498,629.82	0.11	45.24	10.900	500	95.00	360	358	2
Not Available	5	651,179.07	0.15	43.76	9.997	0	76.33	360	359	1
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	63	$24,089,456.16	5.42%	43.86%	8.573%	596	79.61%	359	359	1
AA	138	56,983,730.70	12.83	44.43	8.532	596	80.11	360	359	1
AAA	53	6,976,163.46	1.57	42.21	9.173	707	85.52	360	358	2
AA+	916	337,151,766.23	75.89	42.51	8.114	624	81.80	360	359	0
B	36	12,546,651.69	2.82	45.81	8.987	586	77.06	360	359	1
C	16	4,151,118.00	0.93	41.44	9.576	596	75.79	360	360	0
CC	10	2,350,247.79	0.53	45.42	10.300	569	63.35	360	359	1
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	955	$336,887,457.16	75.83%	42.97%	8.231%	616	80.93%	360	359	0
PUD	143	51,163,074.88	11.52	42.90	8.355	609	81.15	360	359	0
2-4 Family	73	32,133,161.32	7.23	44.00	8.419	645	83.13	360	360	0
Low Rise Condo	48	17,212,868.68	3.87	40.86	8.295	633	84.29	360	360	0
High Rise Condo	7	4,173,110.64	0.94	38.72	8.296	603	76.15	360	360	0
Condotel	5	2,229,461.35	0.50	45.45	7.391	716	87.76	360	359	1
Condo Conversion	1	450,000.00	0.10	48.19	8.900	620	81.82	360	360	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	1,119	$416,912,775.56	93.85%	43.12%	8.215%	616	81.38%	360	359	0
Non-Owner Occupied	91	16,162,681.20	3.64	42.47	9.636	650	80.32	359	359	0
Second Home	22	11,173,677.27	2.52	36.65	7.902	657	77.05	360	360	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Stated Income	468	$202,086,997.71	45.49%	42.71%	8.410%	628	80.86%	360	360	0
Full	611	193,788,654.77	43.62	43.60	8.034	605	81.34	360	359	0
Business Bank Statements	70	31,257,430.90	7.04	41.09	8.399	601	81.38	360	360	0
No Documentation	63	12,731,262.93	2.87	0.00	8.569	710	83.89	360	359	1
Limited Income	17	3,794,830.40	0.85	35.74	9.081	637	85.01	360	359	1
No Ratio	3	589,957.32	0.13	0.00	10.896	709	86.45	360	357	3
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	692	$292,037,455.79	65.74%	43.84%	8.097%	613	79.09%	360	359	0
Purchase	449	117,943,011.97	26.55	39.86	8.786	632	86.29	360	359	1
R/T Refi	91	34,268,666.27	7.71	44.90	7.821	614	82.17	359	359	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2/28 ARM Balloon	411	$193,233,383.42	43.50%	44.35%	8.114%	614	83.11%	360	360	0
2/28 ARM	325	103,775,973.40	23.36	41.43	8.927	605	79.30	360	360	0
30 Year Fixed	235	44,192,435.22	9.95	40.26	8.488	629	81.45	360	359	1
30/50 Balloon	59	23,567,837.03	5.31	45.12	7.314	640	79.10	360	360	0
2/28 ARM with 5 yr IO	34	17,878,161.80	4.02	39.15	8.053	648	82.14	360	359	1
30/40 Balloon	47	17,344,650.67	3.90	45.16	7.863	615	75.70	360	360	0
5/25 ARM Balloon	37	14,119,594.51	3.18	43.26	7.736	628	82.08	360	360	0
3/27 ARM Balloon	21	8,939,843.01	2.01	43.49	7.715	618	80.24	360	360	0
2/28 ARM with 10 yr IO	9	5,050,990.00	1.14	36.82	7.613	659	84.81	360	360	0
5/25 ARM	19	4,329,310.67	0.97	38.75	8.356	630	78.01	360	360	0
5/25 ARM with 10 yr IO	8	3,203,030.00	0.72	34.61	8.164	679	80.57	360	359	1
3/27 ARM	11	2,887,483.58	0.65	40.51	8.743	599	81.08	360	359	1
30 Year Fixed with 5 yr IO	4	1,965,850.00	0.44	47.00	8.128	635	82.62	360	360	0
30 Year Fixed with 10 yr IO	3	1,315,500.00	0.30	48.95	7.183	642	72.96	360	360	0
5/25 ARM with 5 yr IO	1	1,129,684.54	0.25	49.59	6.700	609	56.50	360	356	4
3/27 ARM with 5 yr IO	2	772,000.00	0.17	0.00	6.558	732	80.00	360	359	1
20 Year Fixed	3	358,915.34	0.08	41.72	8.052	633	72.83	240	227	13
15 Year Fixed	3	184,490.84	0.04	42.00	8.641	598	61.49	180	168	12
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	61	$31,315,216.34	7.05%	39.91%	7.876%	653	81.08%	360	359	1
Not Interest Only	1,171	412,933,917.69	92.95	43.15	8.288	616	81.25	360	359	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	1,170	$440,730,987.24	99.21%	42.95%	8.230%	618	81.09%	360	359	0
2	62	3,518,146.79	0.79	39.55	11.864	672	99.42	360	356	4
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
Prepayment Penalty Term	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
(Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	313	$111,860,969.64	25.18%	42.79%	8.742%	618	81.40%	360	359	1
12	111	53,972,904.79	12.15	42.22	8.178	634	78.92	360	360	0
24	530	200,792,561.02	45.20	43.20	8.182	610	82.43	360	359	0
36	278	77,622,698.58	17.47	42.90	7.818	631	79.53	359	359	0
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans by	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	309	$156,732,263.70	35.28%	45.11%	7.792%	623	82.67%	360	360	0
New York	133	67,090,016.13	15.10	42.71	8.106	630	80.86	360	360	0
Florida	187	48,366,473.00	10.89	42.06	8.484	613	78.48	360	359	1
New Jersey	43	22,461,208.87	5.06	43.10	8.767	613	80.59	360	359	1
Texas	96	17,799,685.56	4.01	39.44	8.977	606	81.01	359	358	1
Maryland	39	13,335,238.72	3.00	44.68	7.978	611	79.40	360	360	0
Hawaii	21	11,603,076.24	2.61	41.80	7.616	654	78.85	360	360	0
Connecticut	20	10,917,235.49	2.46	44.93	8.272	605	77.64	360	360	0
Virginia	37	10,526,592.64	2.37	40.63	8.779	603	79.30	358	357	0
Massachusetts	23	9,678,095.78	2.18	39.31	9.099	605	82.88	360	359	1
Washington	20	7,696,225.58	1.73	38.49	8.210	616	80.90	360	359	1
Arizona	23	6,880,451.04	1.55	43.78	8.073	606	77.23	360	360	0
Illinois	15	6,075,324.93	1.37	47.61	8.982	593	81.36	360	360	0
Nevada	16	5,690,634.10	1.28	42.83	8.586	607	79.92	360	360	0
Pennsylvania	29	5,614,907.59	1.26	38.20	8.739	591	79.76	360	359	1
Georgia	13	4,506,496.68	1.01	41.73	9.751	597	81.65	360	359	1
Ohio	37	4,506,325.87	1.01	33.67	9.901	616	89.22	360	359	1
Michigan	30	3,931,206.51	0.88	37.57	9.966	603	76.61	360	359	1
Utah	9	3,618,913.15	0.81	37.07	8.514	611	86.72	360	360	0
Oregon	7	3,309,606.34	0.74	44.04	8.046	609	84.73	360	360	0
Colorado	12	3,281,799.37	0.74	37.61	8.573	613	88.31	360	360	0
North Carolina	10	3,158,410.34	0.71	33.40	8.474	614	75.84	358	357	1
Tennessee	10	2,588,176.83	0.58	41.09	9.432	629	89.45	360	360	0
District of Columbia	4	1,628,699.28	0.37	46.27	8.313	650	70.74	360	360	0
Louisiana	11	1,594,265.58	0.36	37.31	8.147	645	84.38	360	359	1
South Carolina	6	1,551,150.56	0.35	28.90	9.964	628	86.67	360	360	0
Maine	8	1,318,602.56	0.30	42.40	8.586	584	79.89	360	360	0
Minnesota	6	1,243,305.57	0.28	34.09	9.271	610	85.92	360	359	1
New Hampshire	5	1,019,700.00	0.23	43.56	8.687	600	84.29	360	360	0
Oklahoma	7	1,003,043.64	0.23	40.86	9.476	591	89.43	360	357	3
Alabama	8	884,657.61	0.20	40.95	8.947	589	84.42	342	342	0
Kansas	2	706,950.00	0.16	50.68	9.691	552	74.38	360	360	0
Indiana	6	599,064.40	0.13	37.21	10.079	671	90.32	360	359	1
Missouri	6	576,426.29	0.13	33.70	9.688	646	80.07	360	360	0
Wisconsin	5	523,473.81	0.12	46.62	9.061	611	84.24	360	360	0
Wyoming	1	465,000.00	0.10	46.69	7.800	630	76.73	360	360	0
Iowa	4	412,701.20	0.09	38.91	9.825	619	74.40	360	360	0
Mississippi	2	338,100.00	0.08	46.09	9.924	548	86.10	360	360	0
Vermont	2	228,033.60	0.05	44.30	8.203	588	69.16	360	358	2
Delaware	2	215,696.97	0.05	34.33	9.296	596	85.92	360	359	1
Alaska	1	173,400.00	0.04	35.11	11.350	505	85.00	360	360	0
Idaho	3	126,187.78	0.03	43.89	10.851	626	82.41	360	360	0
Kentucky	1	107,820.00	0.02	25.89	10.800	599	90.00	360	360	0
Rhode Island	1	90,141.87	0.02	0.00	10.875	702	100.00	360	343	17
Nebraska	1	50,400.00	0.01	15.20	8.750	636	90.00	360	360	0
Arkansas	1	23,948.85	0.01	46.95	13.500	605	100.00	360	356	4
Total:	1,232	$444,249,134.03	100.00%	42.93%	8.259%	618	81.24%	360	359	0

Group 2 Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.001% to 2.500%	1	$155,992.00	0.04%	0.00%	7.750%	674	80.00%	360	360	0
2.501% to 3.000%	11	2,844,062.08	0.80	43.94	7.793	707	80.00	360	359	1
3.001% to 3.500%	1	777,840.00	0.22	0.00	7.375	752	80.00	360	359	1
3.501% to 4.000%	1	313,099.05	0.09	0.00	7.875	661	80.00	360	358	2
4.001% to 4.500%	1	220,000.00	0.06	33.96	10.400	597	81.48	360	360	0
4.501% to 5.000%	8	2,276,748.62	0.64	45.67	8.554	610	85.72	360	360	0
5.001% to 5.500%	9	5,047,874.08	1.42	47.19	7.367	656	77.02	360	359	1
5.501% to 6.000%	647	259,144,854.02	72.93	42.63	8.247	620	82.74	360	360	0
6.001% to 6.500%	138	59,562,137.42	16.76	43.16	8.509	598	79.41	360	360	0
6.501% to 7.000%	31	12,033,557.21	3.39	44.81	8.762	592	77.12	360	359	1
7.001% to 7.500%	15	5,844,394.36	1.64	44.58	8.759	596	78.13	360	359	1
7.501% to 8.000%	12	6,525,462.83	1.84	45.13	8.973	574	74.27	360	359	1
8.001% to 8.500%	1	306,090.94	0.09	45.34	9.400	525	80.00	360	358	2
8.501% to 9.000%	1	143,864.23	0.04	25.52	9.720	581	80.00	360	358	2
9.001% to 9.500%	1	123,478.09	0.03	0.00	9.620	773	95.00	360	359	1
Total:	878	$355,319,454.93	100.00%	42.95%	8.317%	615	81.66%	360	360	0

Group 2 Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.500%	741	$296,033,080.77	83.31%	43.08%	8.305%	618	82.32%	360	360	0
3.000%	137	59,286,374.16	16.69	42.28	8.377	605	78.38	360	358	2
Total:	878	$355,319,454.93	100.00%	42.95%	8.317%	615	81.66%	360	360	0

Group 2 Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	136	$58,544,805.50	16.48%	42.24%	8.373%	604	78.49%	360	358	2
1.500%	741	296,033,080.77	83.31	43.08	8.305	618	82.32	360	360	0
2.000%	1	741,568.66	0.21	44.86	8.700	701	70.00	360	359	1
Total:	878	$355,319,454.93	100.00%	42.95%	8.317%	615	81.66%	360	360	0

Group 2 Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
11.501% to 12.000%	15	$7,150,629.88	2.01%	45.68%	5.823%	662	79.16%	360	360	0
12.001% to 12.500%	26	9,650,417.97	2.72	46.38	6.476	636	80.36	360	360	0
12.501% to 13.000%	55	26,364,623.09	7.42	44.41	6.826	642	78.42	360	360	0
13.001% to 13.500%	84	38,381,243.32	10.80	44.49	7.327	619	79.80	360	360	0
13.501% to 14.000%	158	76,249,148.40	21.46	42.81	7.793	618	81.79	360	360	0
14.001% to 14.500%	114	52,254,592.89	14.71	41.79	8.274	611	81.59	360	359	1
14.501% to 15.000%	138	62,311,228.52	17.54	42.87	8.756	614	83.37	360	360	0
15.001% to 15.500%	70	25,347,186.09	7.13	42.17	9.264	605	82.94	360	360	0
15.501% to 16.000%	99	31,534,322.09	8.87	42.22	9.711	599	81.62	360	359	1
16.001% to 16.500%	48	12,830,438.95	3.61	40.02	10.218	600	84.06	360	360	0
16.501% to 17.000%	32	8,274,529.34	2.33	45.24	10.654	595	80.68	360	359	1
17.001% to 17.500%	14	2,432,866.89	0.68	44.11	11.262	575	87.33	360	360	0
17.501% to 18.000%	23	2,242,227.50	0.63	38.30	11.726	628	85.64	360	360	0
18.001% to 18.500%	2	296,000.00	0.08	34.68	12.176	590	80.00	360	360	0
Total:	878	$355,319,454.93	100.00%	42.95%	8.317%	615	81.66%	360	360	0

Group 2 Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.001% to 2.500%	1	$155,992.00	0.04%	0.00%	7.750%	674	80.00%	360	360	0
2.501% to 3.000%	11	2,844,062.08	0.80	43.94	7.793	707	80.00	360	359	1
3.001% to 3.500%	1	777,840.00	0.22	0.00	7.375	752	80.00	360	359	1
3.501% to 4.000%	1	313,099.05	0.09	0.00	7.875	661	80.00	360	358	2
4.001% to 4.500%	1	220,000.00	0.06	33.96	10.400	597	81.48	360	360	0
4.501% to 5.000%	8	2,276,748.62	0.64	45.67	8.554	610	85.72	360	360	0
5.001% to 5.500%	8	3,897,961.61	1.10	48.96	7.579	647	78.54	360	360	0
5.501% to 6.000%	640	255,679,979.92	71.96	42.65	8.252	620	82.77	360	360	0
6.001% to 6.500%	133	57,628,839.39	16.22	43.31	8.502	598	79.54	360	360	0
6.501% to 7.000%	28	11,080,900.05	3.12	46.80	8.523	594	78.54	360	359	1
7.001% to 7.500%	12	3,660,519.03	1.03	43.97	8.647	602	74.43	360	359	1
7.501% to 8.000%	6	3,551,141.72	1.00	38.91	7.900	598	72.92	360	358	2
8.001% to 8.500%	4	2,773,805.76	0.78	43.46	8.366	592	77.78	360	358	2
8.501% to 9.000%	12	6,653,084.48	1.87	41.45	8.749	602	72.62	360	359	1
9.001% to 9.500%	3	1,410,187.08	0.40	42.70	9.392	522	73.72	360	358	2
9.501% to 10.000%	7	2,069,764.77	0.58	43.63	9.711	615	90.95	360	357	3
10.001% to 10.500%	1	162,219.48	0.05	35.32	10.175	576	100.00	360	356	4
11.001% to 11.500%	1	163,309.89	0.05	55.37	11.230	559	95.00	360	355	5
Total:	878	$355,319,454.93	100.00%	42.95%	8.317%	615	81.66%	360	360	0

Group 2 Next Rate Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
Month	of	Aggregate	of Loans by	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
of Next Interest	Mortgage	Principal	Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2008-09	1	$204,926.39	0.06%	40.77%	9.850%	540	91.42%	360	352	8
2008-11	3	1,014,485.92	0.29	43.44	9.180	599	89.98	360	354	6
2008-12	5	3,043,361.95	0.86	46.16	8.851	585	74.00	360	355	5
2009-01	5	1,821,428.32	0.51	38.59	9.230	633	91.98	360	356	4
2009-02	9	5,396,580.13	1.52	39.19	8.299	595	78.89	360	357	3
2009-03	26	12,889,272.27	3.63	43.52	8.315	586	77.07	360	358	2
2009-04	107	54,268,838.64	15.27	42.42	8.117	615	81.36	360	359	1
2009-05	623	241,299,615.00	67.91	43.20	8.409	616	82.25	360	360	0
2010-03	1	509,136.40	0.14	42.35	6.850	619	85.00	360	358	2
2010-04	6	2,908,732.19	0.82	48.84	7.965	629	83.09	360	359	1
2010-05	27	9,181,458.00	2.58	41.06	7.909	618	79.32	360	360	0
2011-12	1	112,833.60	0.03	42.99	7.950	595	47.88	360	355	5
2012-01	1	1,129,684.54	0.32	49.59	6.700	609	56.50	360	356	4
2012-03	1	249,074.00	0.07	0.00	7.999	704	80.00	360	358	2
2012-04	10	2,750,210.58	0.77	37.97	7.959	652	76.79	360	359	1
2012-05	52	18,539,817.00	5.22	41.94	7.917	633	81.89	360	360	0
Total:	878	$355,319,454.93	100.00%	42.95%	8.317%	615	81.66%	360	360	0